                                                                 EXHIBIT 10.19



                        SECURED RECOURSE PROMISSORY NOTE

San Jose, California                                          February 29, 2000

1. For value received, ANTHONY LAPINE ("Payor"), hereby unconditionally promises to pay DATALINK.NET, INC., a Nevada corporation ("Payee"), or his order, the principal sum of One Hundred Thousand U.S. Dollars (U.S. $100,000), together with accrued interest thereon, on or before May 1, 2004. Interest shall accrue on the outstanding principal hereunder at the rate of seven percent (7%) per year (or, if less, the highest amount permitted by law) based upon a 365 day year.

2. Payments of principal are to be made in lawful money of the United States of America to Payee at the address set forth above, or at such other place as the holder hereof shall designate to Payor in writing.

3. As security for the performance of Payor's obligations hereunder, Payor hereby grants to Payee a security interest in and to the Collateral, as defined in Attachment 1 hereto. Payor represents and warrants that Payor is the sole owner of the Collateral as it exists on the date of this Note, free and clear of any lien, claim, charge or other encumbrance, except as set forth on Attachment 2, and has the authority to grant to Payee the security interest in the Collateral being granted pursuant hereto. The Payee's rights to the collateral hereunder shall rank pari passu with the rights of the Payee to the collateral of the Secured NonRecourse Promissory Note between Datalink Systems Corporation, now Datalink.net, Inc., and Anthony LaPine and Pamela LaPine, dated November 5, 1997.

4.   The following events shall constitute a default:

     4.1 Payor shall fail to pay the principal amount of this Note when due and payable;

     4.2  Payor shall breach any covenant, representation or warranty hereunder;


     4.3 (i) Payor shall commence any action (x) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Payor or its debts or (y) seeking appointment of a custodian, receiver or similar official for the Payor or any substantial part of Payor's property, taken as a whole; or (ii) any action of a nature referred to above shall be commenced against Payor and either results in such an order for relief or not be dismissed, discharged or fully bonded within 60 days; or (iii) there shall be commenced against Payor an action seeking attachment, exercise or similar process against any substantial part of Payor's property, taken as a whole, which action is not within 60 days discharged or stayed or fully bonded; or (iv) Payor shall transfer or conceal its property with intent to hinder, delay or defraud any creditors or to benefit any class of creditors or creditors generally or shall suffer for 60 days or longer while insolvent any lien on its property resulting from judicial proceedings.

5. In the event Payor is in Default hereunder and such Default is not cured within thirty (30) days after written notice of Default is delivered by Payee to Payor, then the entire outstanding principal and accrued interest hereunder shall become immediately due and payable, and Payee shall have all rights and remedies available in law and equity, including without limitation, the rights and remedies of a secured party under the California Uniform Commercial Code, including, without limitation, the right to sell or otherwise dispose of any or all of the Collateral in accordance with
     Article 9 thereof.

6. In the event of a Default, Payor appoints Payee its attorney-in-fact to transfer the Collateral to Payee or any other person for the purpose of exercising and enforcing its rights and remedies hereunder.

7.   Payor hereby covenants, represents and warrants as follows:

     7.1 Payor shall execute and deliver such documents and perform all such documents and perform all such acts as are necessary or convenient for Payee (i) to perfect its security interest in the Collateral, (ii) to sell the Collateral pursuant to the terms and conditions of this Note, or (iii) to better assure and preserve the Collateral.

     7.2 Payor shall (i) keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (ii) maintain such other insurance, to such extent against such risks and upon such terms and conditions, as may be reasonably requested by Payee or required by law or good business practice.

     7.3 Payor shall pay promptly when due and payable all obligations, taxes and assessment relating to the Collateral. Payor will strictly perform and observe all agreements to which it is a party and by which any of the Collateral is bound or otherwise affected.

     7.4 Payor shall give Payee prompt written notice of the following: (i) the filing or commencement of any action, suit or proceeding, whether at law or in equity as to which there is a reasonable possibility of material adverse determination; (ii) any event which constitutes a Default, or which, upon notice or lapse of time or both, would constitute a Default, specifying the nature and extent thereof and the action (if any) which other process against any of the Collateral;
          (iv) any material adverse development which could affect the Collateral or the financial affairs of Payor.

     7.5 Payor shall not make or permit to be made any transfer, assignment, pledge or hypothecation of any Collateral, and shall not grant any other security interest in any Collateral, without Payee's prior written consent.

8. Concurrently with Payor's payment of all principal and interest due under this Note, the security interest granted in the Collateral pursuant to this Note shall terminate.

9. Payor may make optional prepayments of principal on this note without penalty or premium at any time or from time to time, provided that any such prepayment shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid through the date of the prepayment. All prepayments on this Note, whether voluntary or mandatory, shall be credited first against accrued and unpaid interest and the balance shall be credited against unpaid principal.

10. Payor hereby waives presentment for payment, demand, notice of demand, notice of non-payment, default or dishonor, protest and notice of protest.

11. No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

12. This note shall inure to the benefit of the Payee, its respective successors and assigns, including each transferee, endorsee or holder of this Note.

13. This Promissory Note is executed in California and shall be governed by and construed in accordance with the laws of the State of California.

14. In case legal action is necessary to collect any amount due hereunder or enforce any of the Payee's rights hereunder (whether by acceleration or otherwise), Payor shall be liable for the payment of reasonable attorney's fees and the costs of the holder hereof incurred in connection with such collection or enforcement.

15. This Promissory Note is a Recourse Promissory Note. Accordingly, the parties hereby agree that in the event of Default, Payee shall be entitled to look beyond the Collateral for satisfaction of Payor's obligations, but in no event shall Payee be entitled to look to that certain real estate comprising Payor's primary residence, located at 17420 High Street, Los Gatos, California 95032, nor the furniture and fixtures contained herein. In the event that the Collateral is not sufficient to satisfy Payor's obligations hereunder, Payor shall be liable for any deficiency.

     IN WITNESS WHEREOF, the Payor has executed this Note for the benefit of Payee as of the date first set forth above.




                                                 -----------------------------
                                                      Anthony LaPine

                                  ATTACHMENT 1
                                   COLLATERAL


     Collateral shall mean and include any and all securities issued by Datalink.net, Inc., now or hereafter owned by Payor, and all additions, substitutions and replacements of any of the foregoing and/or proceeds therefrom.

                                  ATTACHMENT II
                             LIENS AND ENCUMBRANCES


         None.